                            COMPANY VOTING AGREEMENT

         This COMPANY VOTING AGREEMENT (this "Agreement") is made and entered into as of March 12, 2000 between i2 Technologies, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Aspect Development, Inc., a Delaware corporation ("Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

         WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of March 12, 2000 by and among Parent, Hoya Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company (such agreement as it may be amended is hereinafter referred to as the "Merger Agreement"), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company in which outstanding shares of capital stock of Company will be converted into shares of common stock of Parent as set forth in the Merger Agreement (the "Transaction");

         WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Transaction, Company has agreed to use its commercially reasonable efforts to cause certain stockholders of Company who are officers or directors of Company to execute and deliver to Parent a Voting Agreement upon the terms set forth herein; and

         WHEREAS, Stockholder is or may become the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of capital stock of Company (the "Shares").

         NOW, THEREFORE, the parties agree as follows:

         1. Agreement to Retain Shares.

         1.1. Transfer and Encumbrance.

         (a) Stockholder represents and warrants to Parent that (i) Stockholder is the beneficial owner of the Shares; (ii) the Shares set forth on the signature page hereto constitute Stockholder's entire interest in the outstanding capital stock and voting securities of Company; (iii) the Shares are, and will be at all times up until the Expiration Date, free and clear of any liens, claims, options, charges or other encumbrances other than repurchase rights in favor of Company; and (iv) Stockholder's principal residence or place of business is accurately set forth on the signature page hereto.

         (b) Except upon the exercise of options to purchase Company Common Stock, Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law, in which case the transferee shall agree to be bound hereby), sell, exchange, pledge or otherwise dispose of or encumber any Shares or any New Shares (as defined below), at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or
(ii) termination of the Merger Agreement in accordance with the terms thereof.

         1.2. New Shares. Stockholder agrees that any shares of capital stock or voting securities of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. Agreement to Vote Shares and Take Certain Other Action.


         (a) Prior to the Expiration Date, at every meeting of the stockholders of Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company with respect to any of the following matters, Stockholder shall vote, or, using Stockholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote the Shares and any New Shares (except those Shares or New Shares which are not voting securities):

               i. in favor of adoption of the Merger Agreement and any proposal or action which would, or could reasonably be expected to, facilitate the Merger;

               ii. against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

               iii. against any Company Takeover Proposal with any party other than Parent or an affiliate of Parent as contemplated by the Merger Agreement;

               iv. against any liquidation or winding up of Company; and

               v. against any other proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger (each of (b) through (e) collectively, an "Opposing Proposal").

         Prior to the Expiration Date, Stockholder, as the holder of voting stock of Company, shall be present, in person or by proxy, or, using Stockholder's best efforts and to the full extent legally permitted, attempt to cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of Company at which any matter referred to in this Section 2(a) is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

         (b) Between the date of this Agreement and the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder's control to, (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal, (ii) initiate a stockholders' vote with respect to an Opposing Proposal or (iii) become a member of a "group" (as such term is used in

Section 13(d) of the Exchange Act) with respect to any voting securities of Company with respect to an Opposing Proposal.

         (c) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (i) acting in his capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in his capacity as a stockholder of Company or (ii) voting in his sole discretion on any matter other than those matters referred to in Section 2(a).

         3. Irrevocable Proxy. Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the issued and outstanding Shares and all issued and outstanding New Shares in respect of which Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of Company (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to voting of the Shares on the matters referred to in Section 2(a) and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 2(a) until after the Expiration Date.

         4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

         (a) Stockholder has full power and legal capacity to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

         (b) Stockholder has read Section 6.02 of the Merger Agreement and understands the Company's restrictions thereunder.

         (c) Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and Stockholder hereby unconditionally and irrevocably instructs Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

         5. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

         6. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have provided, however, that Stockholder shall not be required by this Section 6 to give any consent or waiver in his capacity as a director or officer of Company.

         7. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of Stockholder hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

         8. Miscellaneous.


         8.1. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.2. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

         8.3. Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

         8.4. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with





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

such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

         8.5. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

         (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

         (b) if to Parent, to:

             i2 Technologies, Inc.
             11701 Luna Road
             Dallas, Texas
             Attention:  Chief Executive Officer
             Facsimile No.: (469) 357-1000
             Telephone No.: (469) 357-3450

             with a copy to:

             Brobeck, Phleger & Harrison LLP
             Two Embarcadero Place
             2200 Geng Road
             Palo Alto, California 94303
             Attention: Rod J. Howard, Esq.
             Facsimile No.: (650) 496-2777
             Telephone No.: (650) 812-2596

             and to:

             Brobeck, Phleger & Harrison LLP
             301 Congress Avenue, Suite 1200
             Austin, Texas 78701
             Attention:  Ron Skloss, Esq.
             Facsimile No.: (512) 477-5813
             Telephone No.: (512) 477-5495

or to such other address as any party hereto may designate for itself by notice given as herein provided.

         8.6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts or choice of law rules of any jurisdiction.






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

         8.7. Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

         8.8. Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         8.9. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.






                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

i2 TECHNOLOGIES, INC.                       STOCKHOLDER



By:
   ---------------------------              -----------------------------------
Name:                                       (Signature)
     -------------------------
Title:
      ------------------------


                                            -----------------------------------
                                            (Signature of Spouse)


                                            -----------------------------------
                                            (Print Name of Stockholder)


                                            -----------------------------------
                                            (Print Street Address)


                                            -----------------------------------
                                            (Print City, State and Zip)


                                            -----------------------------------
                                            (Print Telephone Number)


                                            -----------------------------------
                                            (Social Security or Tax I.D. Number)



Total Number of Shares of Company Common Stock owned on the date hereof:

Common Stock:
             ------------------------------------
State of Residence:
                   ------------------------------






                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                                                       ANNEX A

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                            ASPECT DEVELOPMENT, INC.



         The undersigned stockholder of Aspect Development, Inc., a Delaware corporation ("Company"), hereby irrevocably appoints the members of the Board of Directors of i2 Technologies, Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of Company that now are owned of record by the undersigned, (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

         This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "Merger Agreement") by and among Parent, Hoya Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, which Merger Agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting:

         (a) in favor of adoption of the Merger Agreement and any proposal or action which would, or could reasonably be expected to, facilitate the Merger;

         (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

         (c) against any Company Takeover Proposal (as defined in the Merger Agreement) with any party other than Parent or an affiliate of Parent as contemplated by the Merger Agreement;

         (d) against any liquidation or winding up of Company; and

         (e) against any other proposal or action which would, or could reasonably be expected to impede, frustrate, prevent, prohibit or discourage the Merger.

         The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.








                            [Signature Page Follows]

         This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  March __, 2000
                                                -------------------------------
                                                (Signature of Stockholder)


                                                -------------------------------
                                                (Print Name of Stockholder)


                                                Shares beneficially owned:


                                                                      shares of
                                                ----------------------
                                                Company Common Stock





                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]